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                                                                   EXHIBIT 99.13



THIS OPTION AND THE COMMON STOCK TO BE CONVEYED PURSUANT TO THIS OPTION HAVE NOT BEEN REGISTERED UNDER ANY FEDERAL OR STATE SECURITIES LAWS. THIS OPTION AND THE COMMON STOCK TO BE CONVEYED PURSUANT TO THIS OPTION MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE BLUE SKY ACTS, UNLESS AND UNTIL THE HOLDER HEREOF COMPLIES WITH THE PROVISIONS OF THIS OPTION AND PROVIDES (i) INFORMATION SATISFACTORY TO THE SELLER AND THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (ii) AN OPINION OF COUNSEL ACCEPTABLE TO THE SELLER AND THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                          COMMON STOCK PURCHASE OPTION


No. AKM-1                           For the Purchase of 394,688 Shares of Common
                                    Stock of Chesapeake Energy Corporation


                  FOR VALUE RECEIVED, FREDERICK B. WHITTEMORE, an individual (the "Holder"), is hereby granted the right (the "Option") to purchase from AUBREY K. McCLENDON, an individual (the "Seller"), at any time after the Effective Date (as hereafter defined) but not later than the Termination Date (as hereafter defined), up to Three Hundred Ninety-Four Thousand Six Hundred Eighty-Eight (394,688) shares of common stock, $.01 par value ("Common Stock") of Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), at the Purchase Price (as hereafter defined) and on the terms and conditions herein set forth. The Purchase Price and the number of shares of Common Stock purchasable are subject to adjustment on the occurrence of certain contingencies set forth in this Option. On presentation and surrender of this Option, together with payment of the Purchase Price for the shares of Common Stock thereby purchased, at the office of the Seller in Oklahoma City, Oklahoma, the registered Holder of this Option will be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

                  This Option is issued pursuant to the provisions of that certain Loan Agreement dated effective March 10, 1999 (the "Loan Agreement") between the Seller and the Holder.

                  This Option is subject to the following terms and conditions:

1. Exercise of Option. The right to purchase the Common Stock represented by this Option is exercisable at the option of the Holder hereof: (a) for fifty percent (50%) of the Option Shares (as hereinafter defined) in whole or in part at any time prior to the Termination Date; and (b) in the event the Seller fails to satisfy the terms of paragraph 6.2 of this Option on or before February 29, 2000 (the "Prepayment Date") for the remaining fifty percent (50%) of the Option Shares in whole or in part at any time after the Prepayment Date and prior to the Termination Date. This



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                                                                   EXHIBIT 99.13



Option may be exercised by the delivery to the Seller of written notice of the exercise of this Option, surrender of this Option to the Seller and the payment of the Purchase Price. The Purchase Price for the Option Shares may be paid: (a) in immediately available funds of the United States of America; (b) by tendering to the Seller an equivalent principal or accrued interest credit under the terms of the Loan Agreement; or (c) by the Holder surrendering or assigning to the Seller the rights to purchase the number of Option Shares under this Option, which are not being exercised pursuant to such notice, with a value equal to the Purchase Price. For purposes of the foregoing clause (c), value is deemed to be the difference between the current market price per share of Common Stock and the exercise price of the Option Shares for which the rights are being surrendered by the Holder. In the case of the purchase of less than all the shares purchasable under this Option, the Seller will cancel this Option on the surrender hereof and will execute and deliver a new Option of like tenor for the balance of the shares purchasable hereunder.

2. Term. This Option may be exercised for up to fifty percent (50%) of the Option Shares at any time after the date hereof and, if the conditions set forth in paragraph 6.2 hereof are not met on or before the Prepayment Date, for one hundred percent (100%) of the Option Shares at any time after the Prepayment Date (the "Effective Date"), and on or before August 31, 2006 (the "Termination Date"). If the Option to purchase all or part of the shares has not been exercised prior to the Termination Date, this Option and all of the rights of the Holder hereunder will expire and terminate on such date without notice by the Seller.

3. Purchase Price. On the exercise of this Option, the Holder agrees to pay to the Seller for each share of Common Stock purchased by the Holder pursuant to the terms of this Option (the "Option Shares") an amount (the "Purchase Price") equal to fifty cents ($0.50). The Purchase Price and number of shares will be subject to the adjustments set forth in paragraph 6 of this Option.

4. Representations and Warranties of the Seller. The Seller represents and warrants to and agrees with the Holder as follows:

         4.1 Sufficient Shares. The Seller owns sufficient shares of Common Stock to fulfill the Seller's obligations under this Option. On exercise of this Option and payment of the Purchase Price, the Option Shares issued to the Holder will be validly issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances.

         4.2 Authority. The Seller has taken all necessary action to authorize the execution and delivery of this Option, the sales of the shares of Common Stock upon exercise hereof, and this Option is, or will be upon issuance, a valid, binding and enforceable obligation of the Seller. The execution and delivery of this Option will not violate: (a) any order, writ, injunction or decree of any court, administrative agency or governmental body applicable to the Seller or the Common Stock; or (b) any contract, lease, note, bond, mortgage or other agreement to which the Seller is a party, by which the Seller is bound or to which any of the Seller's assets are subject.


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                                                                   EXHIBIT 99.13



5. Representations and Warranties of the Holder. The Holder represents, warrants and agrees with the Seller and the Company as follows:

         5.1 Accredited Investor. The Holder meets all of the qualifications and is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933 (the "Securities Act").

         5.2 Restrictive Legend. This Option is being acquired and any Option Shares to be acquired by the Holder pursuant to this Option (collectively, "Securities") will be acquired for investment for the Holder's own account and not with a view to, or for resale in connection with, any distribution of such Securities within the meaning of the Securities Act. The Securities will not be sold, transferred or otherwise disposed of without registration under the Securities Act and state securities laws or qualifications for exemptions therefrom. The Holder agrees that each certificate representing the Option Shares may be inscribed with a legend to the foregoing effect, which legend will be as follows:

                           "The shares represented by this certificate have been acquired solely for investment purposes and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The shares may not be sold, transferred, assigned or otherwise disposed of unless and until such shares are first registered under the Securities Act of 1933, all applicable state securities laws and all rules and regulations promulgated thereunder or unless and until the holder hereof provides either
                           (i) information satisfactory to the Company that such registration is not required or (ii) an opinion of counsel acceptable to the Company to the effect that such registration is not required."

                  The Holder agrees that the Company may place a stop transfer order with the Company's transfer agent, if any, with respect to any noncomplying transfer of the certificates representing any such Common Stock, which stop transfer order will be removed upon compliance with the provisions hereof.

6. Adjustments. The Purchase Price and the number of shares of Common Stock issuable on exercise of this Option will be subject to adjustment as follows:

         6.1 Adjustment to Purchase Price. The Purchase Price pursuant to which Common Stock may be acquired hereunder will be subject to the adjustments herein set forth for transactions described below which occur after the date of this Option.

                  6.1.1 Issuance of Common Stock. If at any time subsequent to the date hereof the Company issues or sells any shares of Common Stock for a consideration per share of Common Stock less than the Purchase Price, the Purchase Price for the shares of Common Stock which remain to be purchased under this Option will be reduced to the per share price received

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                                                                   EXHIBIT 99.13



                           by the Company on such issue or sale. The adjustment provided for in this paragraph will not be made as a result of the issuance or purchase of any shares of Common Stock reserved for issuance and subsequently issued pursuant to any stock option plan for employees of the Company or professional persons retained by the Company in the ordinary course of the Company's business.

                  6.1.2 Consideration for Stock. If any shares of Common Stock are issued or sold by the Company for cash paid or to be paid, the consideration received will be deemed to be the amount received and to be received by the Company for such shares of Common Stock. If any shares of Common Stock are issued or sold by the Company for consideration other than cash, the amount of consideration will be the fair value of such consideration received and to be received, as determined in good faith by the Company's board of directors. In determining consideration received by the Company, expenses, underwriting commissions or concessions paid or allowed by the Company will not be deducted. If the Company distributes with respect to the Common Stock shares of Common Stock, rights or options to subscribe for or purchase shares of Common Stock ("Options") or securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities") and a Purchase Price adjustment is made on the issuance of such Options or Convertible Securities, then any share of Common Stock issuable in satisfaction of such distribution, or in connection with the exercise of the Options or in connection with the conversion of the Convertible Securities will be deemed issued or sold without consideration but no additional adjustment to the Purchase Price will be made by reason thereof.

         6.2 Share Adjustments. If, on or before February 29, 2000, the loan made pursuant to the Loan Agreement is: (a) paid in full with interest at ten percent (10%) per annum from September 1, 1998 until the date of payment; or (b) fully secured with collateral acceptable to the Holder, as provided in paragraph 8 of the Loan Agreement, then the number of shares of Common Stock covered by this Option will decrease to One Hundred Ninety-Seven Thousand Three Hundred Forty-Four (197,344). In addition, the number of shares of Common Stock to be issued pursuant to this Option will be adjusted (a) in the event the Company issued any Options, Convertible Securities or shares of Common Stock as a stock dividend, (b) issues any shares of Common Stock by reclassification of its Common Stock, or (c) subdivides or combines its Common Stock. The shares of Common Stock to be conveyed pursuant to this Option at the time of the effective date of such stock dividend, subdivisions, combination or reclassification will be adjusted, effective at the opening of business on the business day next following such record date or effective date, so the Holder will be entitled to receive the number of shares of Common Stock which the Holder would have owned or been entitled to receive had such shares of Common Stock been converted immediately prior to such time.


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                                                                   EXHIBIT 99.13



         6.3 Option Need Not be Changed to Reflect Adjustments. Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock actually purchasable hereunder, this Option after issuance may continue to express the Purchase Price per share and the number of shares purchasable hereunder as if the adjusted Purchase Price per share and the number of shares purchasable were expressed in this Option when initially issued.

         6.4 Reorganization, Merger, Etc. If any capital reorganization, recapitalization or reclassification of the capital stock of the Company, a consolidation or merger of the Company with another corporation or the sale or conveyance of all or substantially all of the Company's assets to another corporation is affected, the Holder will have the right to purchase and receive on the basis, terms and conditions specified in this Option such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of this Option had the reorganization, reclassification, recapitalization, consolidation, merger, sale or conveyance not taken place. In each such case, appropriate provisions will be made with respect to the rights and interests of the Holder of this Option to the end that the provisions hereof (including without limitation provisions for adjustment of the Purchase Price and of the number of shares purchasable upon the exercise of this Option) will thereafter be applicable, as nearly as may be practicable to any stock, securities or assets to be acquired under this Option.

         6.5 Notice to Holder. On any adjustment of the Purchase Price or an increase or decrease in the number of shares of Common Stock purchasable on the exercise of this Option, the Seller will, within thirty (30) days after such adjustment, give written notice of such adjustment and the method of calculating the adjustment and the facts (including a statement of the consideration received or deemed to have been received by the Company) on which such calculations are based.

         6.6 Record Date. If the Company sets a record date for the purpose of entitling the holders of Common Stock to (a) receive a dividend or other distribution payable in shares of Common Stock, or (b) subscribe for or purchase shares of Common Stock, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         6.7 Treasury Shares. The number of shares of Common Stock outstanding at any given time will not include shares owned or held by or for the account of the Company, and the disposition of any such shares will be considered an issue or sale of shares of Common Stock for the purpose of this paragraph 6.

7. Status of Holder. This Option does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

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                                                                   EXHIBIT 99.13



8. No Fractional Shares. The Company will not be required to issue stock certificates representing fractions of shares of Common Stock.

9. Cash Payment. The Seller will have the right to satisfy this Option in cash if as a result of continuing margin account liens or exercise of remedies by margin account lenders, the Seller does not possess sufficient shares of Common Stock on the date this Option is exercised or "in the money" exercisable options sufficient to satisfy the Option exercise.

10. Notices. All notices, requests, consents and other communications hereunder will be in writing and will be deemed to have been made when delivered or when mailed first class postage prepaid or delivered to the telegraph office:

         (i) if to the Holder of this Option, at the address of the Holder as set forth below the Holder's signature hereon, or at such other address as may have been furnished to the Seller in writing by the Holder; or

         (ii) if to the Seller, 6100 North Western, Oklahoma City, Oklahoma 73118, or at such other address as may have been furnished to the Holder in writing by the Seller.

11. Headings. The headings of the paragraphs of this Option are inserted for convenience only and will not be deemed to constitute a part of this Option.

12. Governing Law. This Option is being delivered and is intended to be performed in the State of Oklahoma and will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such state.

13. Assignment. Subject to the conditions set forth herein, this Option and all rights hereunder are transferable by the Holder, in whole or in part.

                  IN WITNESS WHEREOF, this Option has been executed effective the 10th day of March, 1999.

                                    /s/Aubrey K. McClendon
                                    --------------------------------------------
                                    AUBREY K. McCLENDON, individually

                                   (the "Seller")

                                    /s/ Frederick B. Whittemore
                                    --------------------------------------------
                                   FREDERICK B. WHITTEMORE, individually
                                   c/o Morgan Stanley & Company
                                   1221 Avenue of the Americas, 30th Floor
                                   New York City, New York 10020

                                   (the "Holder")



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